EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement 333-182292 of Monsanto Company on Form S-8 of our report dated June 26, 2017, relating to the financial statements and supplemental schedule of the Monsanto Savings and Investment Plan, appearing in the Annual Report on Form 11-K of the Monsanto Savings and Investment Plan for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP
St. Louis, Missouri
June 26, 2017